UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement.
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐    Definitive Proxy Statement.
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12.

Saul Centers, Inc.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐    Fee paid previously with preliminary materials.

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2024

This Supplement dated May 15, 2024 (this “Supplement”) amends and supplements the definitive proxy statement of Saul Centers, Inc. (the “Company”) dated April 2, 2024 (the “Proxy Statement”) and is being furnished to the stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 17, 2024 (the “Annual Meeting”).
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
As described in the Proxy Statement, on September 21, 2023, the Board unanimously adopted, subject to approval by our stockholders, the Saul Centers, Inc. 2024 Stock Incentive Plan (the “Plan”). Upon recommendation of the Compensation Committee of the Board, on May 15, 2024, the Board approved an amendment to the Plan to provide that repricings and cash buyouts of Awards are subject to approval of stockholders of the Company.
The full text of the Plan amendment is attached hereto as Appendix A (changes from the Plan are underlined).
The Board of Directors reaffirms its unanimous recommendation that you vote “FOR” Proposal 3 to approve the Company’s 2024 Stock Incentive Plan.
Your vote is important to us. Additional information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Company’s Proxy Statement. If you already voted FOR the approval of the Plan, you do not need to take any action in order to maintain your vote FOR this proposal as revised. If you have already returned your proxy voting form or provided voting instructions, you may change your vote by executing and returning to the Company a later-dated proxy or voting instruction card, by submitting a later-dated electronic vote through the Internet voting site or vote by phone, or in person at the Annual Meeting. The cut-off date for electronic voting is 11:59 p.m., Eastern Time, Thursday, May 16, 2024.

Appendix A

First Amendment to Saul Centers, Inc. 2024 Stock Incentive Plan

FIRST AMENDMENT TO
SAUL CENTERS, INC.
2024 STOCK INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Saul Centers, Inc. 2024 Stock Incentive Plan (the “Plan”), is dated as of May 15, 2024. Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Plan.
WHEREAS, the Board of Directors (the “Board”) of Saul Centers, Inc., a Maryland corporation (the “Company”), previously adopted the Plan;
WHEREAS, pursuant to Section 22(b) of the Plan, the Board may amend the Plan at any time; and
WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders to amend the Plan to provide that repricings and cash buyouts of Awards are subject to approval of stockholders of the Company.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Section 7(i) of the Plan is hereby deleted in its entirety and replaced with the following:
“Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or obligations under such Option; provided, however, that an amendment or modification that may cause an ISO to become an NSO, and any amendment or modification that is required to comply with the rules applicable to ISOs, shall not be treated as materially impairing the rights or obligations of the Participant.”
2.Section 7(k) of the Plan is hereby deleted in its entirety and replaced with the following:
“Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that except as permitted under Section 12(c) in connection with a merger or reorganization of the Company, the Committee shall take no such action unless such action has been approved by the Company’s stockholders.”
3.Section 9(g) of the Plan is hereby deleted in its entirety and replaced with the following:
“Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair the Participant’s rights or obligations under such SAR.”

4.Section 9(h) of the Plan is hereby deleted in its entirety and replaced with the following:
“Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that except as permitted under Section 12(c) in connection with a merger or reorganization, the Committee shall take no such action unless such action has been approved by the Company’s stockholders.”
Except as specifically provided herein, the Plan amended by this Amendment shall remain in full force and effect. This Amendment shall not operate as a modification, acceptance or waiver of any provision of the Plan except as specifically set forth herein.